Exhibit 99.1

Bristol Myers Squibb Reports Second Quarter Financial Results for 2024

Results Underscore Continued Progress on Commercial Execution, Driving the Growth Portfolio and Pipeline Advancement

•Second Quarter Revenues were $12.2 Billion, increasing 9% (+11% Adjusting for Foreign Exchange)
•Growth Portfolio Revenues were $5.6 Billion, increasing 18% (+21% Adjusting for Foreign Exchange)
•GAAP EPS was $0.83 and Non-GAAP EPS was $2.07; Includes Net Impact of $(0.04) Per Share for GAAP EPS and Non-GAAP EPS Due to Acquired IPRD Charges and Licensing Income
•Achieved U.S. Approval of Breyanzi in Both Follicular Lymphoma and Mantle Cell Lymphoma; Subcutaneous Nivolumab Under Regulatory Review in the U.S. and E.U.
•Raising 2024 Non-GAAP Guidance

(PRINCETON, N.J., July 26, 2024) – Bristol Myers Squibb (NYSE: BMY) today reports results for the second quarter of 2024.

“Our second quarter results reflect progress against our strategy to position BMS for long-term, sustainable growth,” said Christopher Boerner, Ph.D., board chair and chief executive officer, Bristol Myers Squibb. “As we move into the second half of the year, we remain focused on prioritizing opportunities with the greatest growth potential and impact for patients, including the anticipated U.S. launch of KarXT. We're also driving operational excellence throughout the company, becoming more agile and strengthening execution."

	Second Quarter
$ in millions, except per share amounts	2024	2023	Change	Change Excl. F/X**
Total Revenues	$12,201	$11,226	9%	11%
Earnings Per Share — GAAP*	0.83	0.99	(16)%	N/A
Earnings Per Share — Non-GAAP* **	2.07	1.75	18%	N/A
Acquired IPRD charge and Licensing Income Net Impact on Earnings Per Share	(0.04)	(0.05)	N/A	N/A
* GAAP and Non-GAAP earnings per share include the net impact of Acquired IPRD charges and licensing income.
** See "Use of Non-GAAP Financial Information".

SECOND QUARTER RESULTS
All comparisons are made versus the same period in 2023 unless otherwise stated.
•Bristol Myers Squibb posted second quarter revenues of $12.2 billion, an increase of 9%, or 11% when adjusted for foreign exchange impacts, primarily driven by the Growth Portfolio and Eliquis.
•U.S. revenues increased 13% to $8.8 billion, primarily due to the Growth and Legacy Portfolios.
•International revenues decreased 1% to $3.4 billion, primarily due to the negative impact from foreign exchange of 7% and Revlimid, partially offset by Opdivo.
•On a GAAP basis, gross margin decreased from 74.4% to 73.2%, primarily due to a one-time impairment charge related to marketed product rights. On a non-GAAP basis, gross margin increased from 75.0% to 75.6% due to product mix.
•On a GAAP and non-GAAP basis, marketing, selling and administrative expenses remained relatively flat at $1.9 billion.
•On a GAAP basis, research and development expenses increased 28% to $2.9 billion, primarily due to an IPRD impairment charge resulting from the decision to discontinue further development of alnuctamab. On a non-GAAP basis, research and development expenses remained relatively flat at $2.3 billion.
•On a GAAP and non-GAAP basis, Acquired IPRD decreased to $132 million from $158 million. On a GAAP and non-GAAP basis, licensing income was $37 million compared to $20 million.
•On a GAAP basis, amortization of acquired intangible assets increased 7% to $2.4 billion, primarily due to the RayzeBio acquisition in 2024 and approval of Augtyro in the fourth quarter of 2023.
•On a GAAP basis, income tax benefit was $398 million despite pre-tax earnings of $1.3 billion, primarily due to the release of income tax reserves. On a non-GAAP basis, effective tax rate changed from 16.9% to 14.1%, primarily due to the release of income tax reserves.
•On a GAAP basis, the company reported net income attributable to Bristol Myers Squibb of $1.7 billion, or $0.83 per share, during the second quarter of 2024 compared to $2.1 billion, or $0.99 per share, for the same period a year ago. In addition to the items above, the decrease was also due to higher interest expense resulting from new debt issuance to fund recent acquisitions. The company reported non-GAAP net earnings attributable to Bristol Myers Squibb of $4.2 billion, or $2.07 per share, during the second quarter of 2024 compared to $3.7 billion, or $1.75 per share, for the same period a year ago.

SECOND QUARTER PRODUCT REVENUE HIGHLIGHTS

($ amounts in millions)	Quarter Ended June 30, 2024			% Change from Quarter Ended June 30, 2023			% Change from Quarter Ended June 30, 2023 Ex-F/X**
	U.S.	Int'l (c)	WW(d)	U.S.	Int'l(c)	WW(d)	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$1,406	$981	$2,387	15%	6%	11%	18%	16%
Orencia	742	206	948	7%	(11)%	2%	(2)%	5%
Yervoy	404	226	630	10%	4%	8%	11%	10%
Reblozyl	348	77	425	96%	38%	82%	41%	82%
Opdualag	223	12	235	48%	*	53%	*	53%
Abecma	54	41	95	(53)%	*	(28)%	*	(27)%
Zeposia	111	40	151	52%	48%	51%	48%	51%
Breyanzi	122	31	153	47%	82%	53%	94%	55%
Camzyos	130	9	139	*	N/A	*	N/A	*
Sotyktu	41	12	53	71%	*	*	*	*
Augtyro	7	—	7	N/A	N/A	N/A	N/A	N/A
Krazati	29	3	32	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	168	173	341	4%	30%	16%	35%	18%
Total Growth Portfolio	3,785	1,811	5,596	21%	11%	18%	21%	21%
Legacy Portfolio
Eliquis	2,544	872	3,416	10%	(2)%	7%	—%	7%
Revlimid	1,165	188	1,353	(4)%	(24)%	(8)%	(20)%	(7)%
Pomalyst/Imnovid	716	243	959	27%	(14)%	13%	(11)%	14%
Sprycel	341	83	424	6%	(39)%	(7)%	(34)%	(6)%
Abraxane	154	77	231	(18)%	8%	(10)%	25%	(6)%
Other Legacy Products(b)	96	126	222	16%	(24)%	(10)%	(19)%	(8)%
Total Legacy Portfolio	5,016	1,589	6,605	7%	(11)%	2%	(8)%	3%
Total Revenues	$8,801	$3,400	$12,201	13%	(1)%	9%	6%	11%
*    In excess of +100%.
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Nulojix, Onureg, Inrebic, Empliciti and royalty revenue.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

SECOND QUARTER PRODUCT REVENUE HIGHLIGHTS
Growth Portfolio
Growth Portfolio worldwide revenues increased to $5.6 billion compared to $4.7 billion in the prior year period, representing growth of 18% on a reported basis, or 21% when adjusted for foreign exchange impacts. Growth Portfolio revenues were primarily driven by higher demand for Opdivo, Reblozyl, Camzyos and Opdualag, partially offset by Abecma.

Legacy Portfolio
Revenues for the Legacy Portfolio in the second quarter were $6.6 billion compared to $6.5 billion in the prior year period, representing growth of 2% on a reported basis, or 3% when adjusted for foreign exchange impacts. Legacy Portfolio revenues were driven by higher demand for Eliquis and Pomalyst, partially offset by a decline in Revlimid due to generic erosion.

PRODUCT AND PIPELINE UPDATE
Bristol Myers Squibb recently achieved several important clinical and regulatory milestones.

Today, the company is announcing that the Phase 3 trial evaluating the efficacy and safety of cendakimab in patients with eosinophilic esophagitis (EoE) met both co-primary endpoints. The company will work with key investigators to present detailed results at an upcoming medical conference.

Multiple regulatory approvals were received during the second quarter, including U.S. Food and Drug Administration (FDA) approval for Breyanzi to expand into follicular lymphoma and mantle cell lymphoma. In addition, the FDA and the European Medicines Agency (EMA) are each currently evaluating an application from the company for the approval of subcutaneous nivolumab.

Oncology

Category	Asset	Milestone
Regulatory	Opdivo® (nivolumab) + Yervoy® (ipilimumab)
The EMA validated the Type II variation application for Opdivo plus Yervoy as a potential first-line treatment option for adult patients with unresectable or advanced hepatocellular carcinoma (HCC) who have not received prior systemic therapy. The application was based on results from the Phase 3 CheckMate -9DW trial. Validation confirms the submission is complete and begins the EMA's centralized review procedure.

Krazati® (adagrasib)
The FDA granted accelerated approval for Krazati in combination with cetuximab as a targeted treatment option for adult patients with KRASG12C-mutated locally advanced or metastatic colorectal cancer (CRC), as determined by an FDA-approved test, who have received prior treatment with fluoropyrimidine-, oxaliplatin-, and irinotecan-based chemotherapy. The approval is based on results from the Phase 1/2 KRYSTAL-1 study.

Subcutaneous nivolumab
The EMA validated the extension application to introduce a new route of administration (subcutaneous use) for nivolumab that includes a new pharmaceutical form (solution for injection) and a new strength (600 mg/vial) across multiple previously approved adult solid tumor indications as monotherapy, monotherapy maintenance following completion of nivolumab plus ipilimumab combination therapy, or in combination with chemotherapy or cabozantinib. The validation, based on results from the Phase 3 CheckMate -67T trial, confirms the submission is complete and begins the EMA’s centralized review procedure.

Augtyro™ (repotrectinib)
The FDA granted accelerated approval of Augtyro for the treatment of adult and pediatric patients 12 years of age and older with solid tumors that have a neurotrophic tyrosine receptor kinase (NTRK) gene fusion, are locally advanced or metastatic or where surgical resection is likely to result in severe morbidity, and have progressed following treatment or have no satisfactory alternative therapy. The approval is based on results from the Phase 1/2 TRIDENT-1 trial.

Opdivo
The European Commission (EC) approved Opdivo in combination with cisplatin and gemcitabine for the first-line treatment of adult patients with unresectable or metastatic urothelial carcinoma (UC). The approval makes Opdivo in combination with cisplatin and gemcitabine the first concurrent immunotherapy-chemotherapy approved for the treatment of adult patients with unresectable or metastatic UC in the first-line setting in the European Union. The approval is based on the results from the CheckMate -901 trial.

Opdivo + Yervoy
The EMA validated the Type II variation application for Opdivo plus Yervoy for the first-line treatment of adult patients with microsatellite instability–high or mismatch repair deficient metastatic CRC. The application is based on results from the Phase 3 CheckMate -8HW trial. Validation of the application confirms the submission is complete and begins the EMA’s centralized review process.

Subcutaneous nivolumab
The FDA accepted the Biologics License Application (BLA) for the subcutaneous formulation of nivolumab co-formulated with Halozyme’s proprietary recombinant human hyaluronidase across all previously approved adult, solid tumor Opdivo indications as monotherapy, monotherapy maintenance following completion of Opdivo plus Yervoy combination therapy, or in combination with chemotherapy or cabozantinib. The FDA assigned a Prescription Drug User Fee Act (PDUFA) goal date of December 29, 2024.

Clinical & Research	Opdivo + Yervoy
Results from the Phase 3 CheckMate -9DW trial showed the dual immunotherapy combination of Opdivo plus Yervoy meaningfully improved overall survival, the trial’s primary endpoint, compared to investigator’s choice of lenvatinib or sorafenib as a first-line treatment for patients with unresectable HCC. The results also demonstrated a statistically significant and clinically meaningful improvement in the key secondary endpoint of objective response rate.

Krazati
Results from the Phase 3 KRYSTAL-12 study evaluating Krazati compared to standard of care chemotherapy in patients with locally advanced or metastatic KRASG12C -mutated NSCLC who had previously received platinum-based chemotherapy, concurrently or sequentially with anti-PD-(L)1 therapy demonstrated a statistically significant and clinically meaningful improvement in progression-free survival (PFS), the study’s primary endpoint. The KRYSTAL-12 study remains ongoing to assess the additional key secondary endpoint of overall survival.

Opdivo + Yervoy
The Phase 3 CheckMate -73L trial did not meet its primary endpoint of PFS in unresectable, locally advanced stage III NSCLC. CheckMate -73L evaluated Opdivo with concurrent chemoradiotherapy (CCRT) followed by Opdivo plus Yervoy versus CCRT followed by durvalumab in patients with unresectable stage III NSCLC.

Hematology

Category	Asset	Milestone

Regulatory	Breyanzi® (lisocabtagene maraleucel)
The FDA approved Breyanzi for the treatment of adult patients with relapsed or refractory mantle cell lymphoma (MCL) who have received at least two prior lines of systemic therapy, including a Bruton tyrosine kinase inhibitor. This FDA approval is based on results from the MCL cohort of the Phase 1 TRANSCEND NHL 001 trial.

Breyanzi
The FDA granted accelerated approval for Breyanzi for the treatment of adult patients with relapsed or refractory follicular lymphoma (FL) who have received two or more prior lines of systemic therapy. The approval is based on results from the Phase 2 TRANSCEND FL trial.

Immunology

Category	Asset	Milestone
Clinical & Research	cendakimab
The pivotal Phase 3 trial evaluating the efficacy and safety of cendakimab in patients with EoE met both co-primary endpoints, demonstrating statistically significant reductions versus placebo in symptoms (dysphagia days) and esophageal eosinophil counts after 24 weeks of treatment. The overall safety profile of cendakimab through 48 weeks of treatment in the Phase 3 trial was consistent with previously reported EoE Phase 2 trial results, and no new safety signals were identified.

Sotyktu® (deucravacitinib)
Four-year results from the POETYK PSO long-term extension trial of Sotyktu treatment in adult patients with moderate-to-severe plaque psoriasis showed that, after four years of continuous Sotyktu treatment, clinical response was maintained in more than seven out of 10 patients for Psoriasis Area and Severity Index 75. In addition, the safety profile of Sotyktu at Year 4 remained consistent with the established safety profile, with no new safety signals identified.

Financial Guidance
Bristol Myers Squibb is raising portions of its 2024 line-item guidance as noted below.

2024 Line-Item Guidance

Non-GAAP[2]
	April (Prior)	July (Updated)
Total Revenues	Low single-digit increase	Upper end of low single-digit range
Total Revenues (excl. F/X)	Low single-digit increase	Upper end of low single-digit range
Gross Margin %	~74%	Between ~74% and ~75%
Operating Expenses[1]	Low single-digit increase	No Change
Other income/(expense)	~($250M)	~($50M)
Effective tax rate	~69%	~66%
Diluted EPS	$0.40 - $0.70	$0.60 - $0.90
1 Operating Expenses = MS&A and R&D, excluding Acquired IPRD and Amortization of acquired intangible assets.
2 See "Use of Non-GAAP Financial Information."

The 2024 financial guidance excludes the impact of any potential future strategic acquisitions, divestitures, specified items that have not yet been identified and quantified, and the impact of future Acquired IPRD charges. To the extent we have quantified the impact of significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights, we may update this information from time to time on our website www.bms.com, in the "Investors" section. Non-GAAP guidance assumes current exchange rates. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. See "Cautionary Statement Regarding Forward-Looking Statements" and "Use of Non-GAAP Financial Information."

Environmental, Social & Governance (ESG)
As a leading biopharmaceutical company, Bristol Myers Squibb's passion for making an impact extends beyond the discovery, development and delivery of innovative medicines that help patients prevail over serious diseases. To learn more about our priorities and goals, please visit our latest ESG report.

•In June 2024, Bristol Myers Squibb was added to the 2023 Dow Jones Sustainability Index North America. This reflects the company's evolved strategy and meaningful progress on its ESG efforts.
•On May 22, 2024, the company announced ASPIRE (Accessibility, Sustainability, Patient-centric, Impact, Responsibility and Equity), a 10-year strategy to advance access to the company's innovative treatments and help patients in low- and middle-income countries (LMICs) gain access to potentially life-saving medicines. This strategy supports the company's commitment to reach more than 200,000 patients in LMICs by 2033 with its innovative treatments.

Conference Call Information
Bristol Myers Squibb will host a conference call today, Friday, July 26, 2024, at 8:00 a.m. ET, during which company executives will review quarterly financial results and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com.

Investors and the public can register for the live conference call here. Those unable to register can access the live conference call by dialing in the U.S. toll-free 1-833-816-1116 or international +1 412-317-0705. Materials related to the call will be available at http://investor.bms.com prior to the start of the conference call.

A replay of the webcast will be available at http://investor.bms.com approximately three hours after the conference call concludes. A replay of the conference call will be available beginning at 11:30 a.m. ET on July 26, 2024, through 11:30 a.m. ET on August 9, 2024, by dialing in the U.S. toll free 1-877-344-7529 or international +1 412-317-0088, confirmation code: 2169814.

About Bristol Myers Squibb
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, X (formerly Twitter), YouTube, Facebook, and Instagram.
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For more information, contact:
Media: media@bms.com
Investor Relations: investor.relations@bms.com

Use of Non-GAAP Financial Information
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company's baseline performance, supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. In addition, non-GAAP gross margin, which is gross profit excluding certain specified items, as a percentage of revenues, non-GAAP operating margin, which is gross profit less marketing, selling and administrative expenses and research and development expenses excluding certain specified items as a percentage of revenues, non-GAAP operating expenses, which is marketing, selling and administrative and research and development expenses excluding certain specified items, non-GAAP marketing, selling and administrative expenses, which is marketing, selling and administrative expenses excluding certain specified items, and non-GAAP research and development expenses, which is research and development expenses excluding certain specified items, are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

This earnings release and the accompanying tables also provide certain revenues and expenses as well as non-GAAP measures excluding the impact of foreign exchange ("Ex-Fx"). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-Fx financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.

Non-GAAP financial measures such as non-GAAP earnings and related EPS information are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the company believes they neither relate to the ordinary course of the company’s business nor reflect the company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwind of inventory purchase price adjustments, acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, costs of acquiring a priority review voucher, divestiture gains or losses, stock compensation resulting from acquisition-related equity awards, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnership equity method investments), income resulting from the change in control of the Nimbus Therapeutics TYK2 Program and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. Certain other significant tax items are also excluded such as the impact resulting from a non-U.S. tax ruling regarding the deductibility of a statutory impairment of subsidiary investments and release of income tax reserves relating to the Celgene acquisition.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in the press release that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and will also be available on the company’s website at www.bms.com. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, BMS.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, Securities and Exchange Commission ("SEC") filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the company’s 2024 financial guidance, plans and strategy, including its business development and capital allocation strategy, ESG priorities and goals, anticipated developments in the company’s pipeline, expectations with respect to the company’s future market position and the projected benefits of the company’s alliances and other business development activities. These statements may be identified by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed and there is no assurance that the company will achieve its financial guidance and long-term targets, that the company’s future clinical studies will support the data described in this release, that the company’s product candidates will receive necessary clinical and manufacturing regulatory approvals, that the company’s pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, or that contractual milestones will be achieved.

Forward-looking statements are based on current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting; market actions taken by private and government payers to manage drug utilization and contain costs; the company’s ability to retain patent exclusivity of certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; the company’s ability to obtain and maintain regulatory approval for its product candidates; the company’s ability to obtain and protect market exclusivity rights and enforce patents and other intellectual property rights; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; the risk of an adverse patent litigation decision or settlement and exposure to other litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of the company’s products and from stolen products; product label changes or other measures that could reduce the product's market acceptance for the company's products and result in declining sales; safety or efficacy concerns regarding the company’s products or any product in the same class as the company’s products; the risk of cyber-attacks on the company’s information systems or products and unauthorized disclosure of trade secrets or other confidential data; the company’s ability to execute its financial, strategic and operational plans; the company’s dependency on several key products; any decline in the company’s future royalty streams; the company’s ability to attract and retain key personnel; the impact of the company’s significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; the impact of our exclusive forum provision in our by-laws for certain lawsuits on our stockholders’ ability to obtain a judicial forum that they find favorable for such lawsuits; issuance of new or revised accounting standards; and risks relating to public health outbreaks, epidemics and pandemics.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net product sales	$11,925	$10,917	$23,484	$21,965
Alliance and other revenues	276	309	582	598
Total Revenues	12,201	11,226	24,066	22,563

Cost of products sold(a)	3,267	2,876	6,199	5,442
Marketing, selling and administrative	1,928	1,934	4,295	3,696
Research and development	2,899	2,258	5,594	4,579
Acquired IPRD	132	158	13,081	233
Amortization of acquired intangible assets	2,416	2,257	4,773	4,513
Other (income)/expense, net	273	(116)	354	(529)
Total Expenses	10,915	9,367	34,296	17,934

(Loss)/Earnings Before Income Taxes	1,286	1,859	(10,230)	4,629
Provision for Income Taxes	(398)	(218)	(6)	285
Net (Loss)/Earnings	1,684	2,077	(10,224)	4,344
Noncontrolling Interest	4	4	7	9
Net (Loss)/Earnings Attributable to BMS	$1,680	$2,073	$(10,231)	$4,335

Weighted-Average Common Shares Outstanding:
Basic	2,027	2,093	2,025	2,096
Diluted	2,029	2,102	2,025	2,107

(Loss)/Earnings per Common Share:
Basic	$0.83	$0.99	$(5.05)	$2.07
Diluted	0.83	0.99	(5.05)	2.06

Other (income)/expense, net
Interest expense(b)	$521	$282	$946	$570
Royalty and licensing income	(191)	(340)	(352)	(703)
Royalty income - divestitures	(265)	(218)	(536)	(406)
Equity investment (gains)/losses	(107)	58	(209)	213
Integration expenses	74	59	145	126
Litigation and other settlements	69	(7)	71	(332)
Investment income	(87)	(95)	(270)	(197)
Provision for restructuring	260	113	480	180
Acquisition expense	1	—	50	—
Other	(2)	32	29	20
Other (income)/expense, net	$273	$(116)	$354	$(529)
(a)     Excludes amortization of acquired intangible assets.
(b) Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED JUNE 30, 2024 AND 2023
(Unaudited, dollars in millions)

							Change vs. 2023
	2024			2023			GAAP			Excl. F/X**
	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)
Growth Portfolio
Opdivo	$1,406	$981	$2,387	$1,221	$924	$2,145	15%	6%	11%	15%	18%	16%
Orencia	742	206	948	695	232	927	7%	(11)%	2%	7%	(2)%	5%
Yervoy	404	226	630	368	217	585	10%	4%	8%	10%	11%	10%
Reblozyl	348	77	425	178	56	234	96%	38%	82%	96%	41%	82%
Opdualag	223	12	235	151	3	154	48%	*	53%	48%	*	53%
Abecma	54	41	95	115	17	132	(53)%	*	(28)%	(53)%	*	(27)%
Zeposia	111	40	151	73	27	100	52%	48%	51%	52%	48%	51%
Breyanzi	122	31	153	83	17	100	47%	82%	53%	47%	94%	55%
Camzyos	130	9	139	46	—	46	*	N/A	*	*	N/A	*
Sotyktu	41	12	53	24	1	25	71%	*	*	71%	*	*
Augtyro	7	—	7	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Krazati	29	3	32	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	168	173	341	162	133	295	4%	30%	16%	4%	35%	18%
Total Growth Portfolio	3,785	1,811	5,596	3,116	1,627	4,743	21%	11%	18%	21%	21%	21%
Legacy Portfolio
Eliquis	2,544	872	3,416	2,311	893	3,204	10%	(2)%	7%	10%	—%	7%
Revlimid	1,165	188	1,353	1,219	249	1,468	(4)%	(24)%	(8)%	(4)%	(20)%	(7)%
Pomalyst/Imnovid	716	243	959	565	282	847	27%	(14)%	13%	27%	(11)%	14%
Sprycel	341	83	424	323	135	458	6%	(39)%	(7)%	6%	(34)%	(6)%
Abraxane	154	77	231	187	71	258	(18)%	8%	(10)%	(18)%	25%	(6)%
Other Legacy Products(b)	96	126	222	83	165	248	16%	(24)%	(10)%	16%	(19)%	(8)%
Total Legacy Portfolio	5,016	1,589	6,605	4,688	1,795	6,483	7%	(11)%	2%	7%	(8)%	3%
Total Revenues	$8,801	$3,400	$12,201	$7,804	$3,422	$11,226	13%	(1)%	9%	13%	6%	11%
*    In excess of +100%.
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(Unaudited, dollars in millions)

							Change vs. 2023
	2024			2023			GAAP			Excl. F/X**
	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)	U.S.	Int'l (c)	WW (d)
Growth Portfolio
Opdivo	$2,561	$1,904	$4,465	$2,502	$1,845	$4,347	2%	3%	3%	2%	13%	7%
Orencia	1,314	432	1,746	1,246	445	1,691	5%	(3)%	3%	5%	5%	5%
Yervoy	772	441	1,213	680	413	1,093	14%	7%	11%	14%	14%	14%
Reblozyl	641	138	779	334	106	440	92%	30%	77%	92%	32%	78%
Opdualag	421	20	441	267	4	271	58%	*	63%	58%	*	63%
Abecma	106	71	177	233	46	279	(55)%	54%	(37)%	(55)%	61%	(35)%
Zeposia	183	78	261	124	54	178	48%	44%	47%	48%	44%	47%
Breyanzi	209	51	260	141	30	171	48%	70%	52%	48%	77%	53%
Camzyos	207	16	223	75	—	75	*	N/A	*	*	N/A	*
Sotyktu	75	22	97	39	2	41	92%	*	*	92%	*	*
Augtyro	13	—	13	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Krazati	50	3	53	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	316	344	660	306	269	575	3%	28%	15%	3%	33%	17%
Total Growth Portfolio	6,868	3,520	10,388	5,947	3,214	9,161	15%	10%	13%	15%	18%	16%
Legacy Portfolio
Eliquis	5,365	1,771	7,136	4,838	1,789	6,627	11%	(1)%	8%	11%	—%	8%
Revlimid	2,618	404	3,022	2,742	476	3,218	(5)%	(15)%	(6)%	(5)%	(11)%	(5)%
Pomalyst/Imnovid	1,313	511	1,824	1,106	573	1,679	19%	(11)%	9%	19%	(9)%	9%
Sprycel	623	175	798	612	275	887	2%	(36)%	(10)%	2%	(32)%	(9)%
Abraxane	299	149	448	348	149	497	(14)%	—%	(10)%	(14)%	17%	(5)%
Other Legacy Products(b)	191	259	450	163	331	494	17%	(22)%	(9)%	17%	(19)%	(7)%
Total Legacy Portfolio	10,409	3,269	13,678	9,809	3,593	13,402	6%	(9)%	2%	6%	(6)%	3%
Total Revenues	$17,277	$6,789	$24,066	$15,756	$6,807	$22,563	10%	—%	7%	10%	5%	8%
*    In excess of +100%.
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
INTERNATIONAL REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	6%	(12)%	18%	3%	(10)%	13%
Orencia	(11)%	(9)%	(2)%	(3)%	(8)%	5%
Yervoy	4%	(7)%	11%	7%	(7)%	14%
Reblozyl	38%	(3)%	41%	30%	(2)%	32%
Opdualag	*	*	*	*	*	*
Abecma	*	*	*	54%	(7)%	61%
Zeposia	48%	—%	48%	44%	—%	44%
Breyanzi	82%	(12)%	94%	70%	(7)%	77%
Camzyos	N/A	N/A	N/A	N/A	N/A	N/A
Sotyktu	*	*	*	*	*	*
Augtyro	N/A	N/A	N/A	N/A	N/A	N/A
Krazati	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	30%	(5)%	35%	28%	(5)%	33%
Total Growth Portfolio	11%	(10)%	21%	10%	(8)%	18%
Legacy Portfolio
Eliquis	(2)%	(2)%	—%	(1)%	(1)%	—%
Revlimid	(24)%	(4)%	(20)%	(15)%	(4)%	(11)%
Pomalyst/Imnovid	(14)%	(3)%	(11)%	(11)%	(2)%	(9)%
Sprycel	(39)%	(5)%	(34)%	(36)%	(4)%	(32)%
Abraxane	8%	(17)%	25%	—%	(17)%	17%
Other Legacy Products(c)	(24)%	(5)%	(19)%	(22)%	(3)%	(19)%
Total Legacy Portfolio	(11)%	(3)%	(8)%	(9)%	(3)%	(6)%
Total Revenues	(1)%	(7)%	6%	—%	(5)%	5%
*    In excess of +100%.
**    See "Use of Non-GAAP Financial Information".
(a)    Beginning in 2024, Puerto Rico revenues are included in International revenues. Prior period amounts have been reclassified to conform to the current presentation.
(b)    Includes Onureg, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
WORLDWIDE REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	11%	(5)%	16%	3%	(4)%	7%
Orencia	2%	(3)%	5%	3%	(2)%	5%
Yervoy	8%	(2)%	10%	11%	(3)%	14%
Reblozyl	82%	—%	82%	77%	(1)%	78%
Opdualag	53%	—%	53%	63%	—%	63%
Abecma	(28)%	(1)%	(27)%	(37)%	(2)%	(35)%
Zeposia	51%	—%	51%	47%	—%	47%
Breyanzi	53%	(2)%	55%	52%	(1)%	53%
Camzyos	*	*	*	*	*	*
Sotyktu	*	*	*	*	*	*
Augtyro	N/A	N/A	N/A	N/A	N/A	N/A
Krazati	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	16%	(2)%	18%	15%	(2)%	17%
Total Growth Portfolio	18%	(3)%	21%	13%	(3)%	16%
Legacy Portfolio
Eliquis	7%	—%	7%	8%	—%	8%
Revlimid	(8)%	(1)%	(7)%	(6)%	(1)%	(5)%
Pomalyst/Imnovid	13%	(1)%	14%	9%	—%	9%
Sprycel	(7)%	(1)%	(6)%	(10)%	(1)%	(9)%
Abraxane	(10)%	(4)%	(6)%	(10)%	(5)%	(5)%
Other Legacy Products(c)	(10)%	(2)%	(8)%	(9)%	(2)%	(7)%
Total Legacy Portfolio	2%	(1)%	3%	2%	(1)%	3%
Total Revenues	9%	(2)%	11%	7%	(1)%	8%
*    In excess of +100%.
**    See "Use of Non-GAAP Financial Information".
(a)    Worldwide (WW) includes U.S. and International (Int'l).
(b)    Includes Onureg, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF GAAP AND NON-GAAP GROWTH DOLLARS AND PERCENTAGES EXCLUDING FOREIGN EXCHANGE IMPACT *
(Unaudited, dollars in millions)

THREE MONTHS	2024	2023	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2024 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$12,201	$11,226	$975	9%	$(224)	$12,425	(2)%	11%
Gross profit	8,934	8,350	584	7%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	9,230	8,417	813	10%	N/A	N/A	N/A	N/A

Gross margin(b)	73.2%	74.4%
Gross margin excluding specified items	75.6%	75.0%

Marketing, selling and administrative	1,928	1,934	(6)	—%	31	1,959	1%	1%
Marketing, selling and administrative excluding specified items(a)	1,922	1,914	8	—%	31	1,953	2%	2%

Research and development	2,899	2,258	641	28%	15	2,914	1%	29%
Research and development excluding specified items(a)	2,295	2,252	43	2%	15	2,310	1%	3%

Operating margin(c)	33.7%	37.0%
Operating margin excluding specified items	41.1%	37.9%

SIX MONTHS	2024	2023	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2024 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$24,066	$22,563	$1,503	7%	$(377)	$24,443	(1)%	8%
Gross profit	17,867	17,121	746	4%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	18,185	17,242	943	5%	N/A	N/A	N/A	N/A

Gross margin(b)	74.2%	75.9%
Gross margin excluding specified items	75.6%	76.4%

Marketing, selling and administrative	4,295	3,696	599	16%	52	4,347	2%	18%
Marketing, selling and administrative excluding specified items(a)	3,911	3,676	235	6%	52	3,963	2%	8%

Research and development	5,594	4,579	1,015	22%	24	5,618	1%	23%
Research and development excluding specified items(a)	4,641	4,458	183	4%	24	4,665	1%	5%

Operating margin(c)	33.2%	39.2%
Operating margin excluding specified items	40.0%	40.4%

*     Foreign exchange impacts were derived by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results.
** See "Use of Non-GAAP Financial Information".
(a)     Refer to the Specified Items schedule below for further details.
(b)    Represents gross profit as a percentage of Revenues.
(c)        Operating margin represents gross profit less marketing, selling and administrative expenses and research and development expenses, as a percentage of Revenues.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Inventory purchase price accounting adjustments	$13	$31	$21	$84
Intangible asset impairment	280	—	280	—
Site exit and other costs	3	36	17	37
Cost of products sold	296	67	318	121

Acquisition related charges(a)	—	—	372	—
Site exit and other costs	6	20	12	20
Marketing, selling and administrative	6	20	384	20

IPRD impairments	590	—	590	20
Priority review voucher	—	—	—	95
Acquisition related charges(a)	—	—	348	—
Site exit and other costs	14	6	15	6
Research and development	604	6	953	121

Amortization of acquired intangible assets	2,416	2,257	4,773	4,513

Interest expense(b)	(12)	(13)	(25)	(27)
Equity investment (gain)/losses	(107)	58	(209)	208
Acquisition expenses	1	—	50	—
Integration expenses	74	59	145	126
Litigation and other settlements	61	—	61	(335)
Provision for restructuring	260	113	480	180
Other	—	—	10	(5)
Other (income)/expense, net	277	217	512	147

Increase to Earnings before income taxes	3,599	2,567	6,940	4,922

Income taxes on items above	(585)	(311)	(925)	(604)
Income tax reserve releases	(502)	—	(502)	—
Income taxes attributed to a non-U.S. tax ruling	—	(656)	—	(656)
Income taxes	(1,087)	(967)	(1,427)	(1,260)

Increase to net earnings	$2,512	$1,600	$5,513	$3,662
(a)    Includes cash settlement of unvested stock awards, and other related costs incurred in connection with the recent acquisitions of Karuna, RayzeBio and Mirati.
(b)    Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,934	$296	$9,230	$17,867	$318	$18,185
Marketing, selling and administrative	1,928	(6)	1,922	4,295	(384)	3,911
Research and development	2,899	(604)	2,295	5,594	(953)	4,641
Amortization of acquired intangible assets	2,416	(2,416)	—	4,773	(4,773)	—
Other (income)/expense, net	273	(277)	(4)	354	(512)	(158)
Earnings/(Loss) before income taxes	1,286	3,599	4,885	(10,230)	6,940	(3,290)
Provision for income taxes	(398)	1,087	689	(6)	1,427	1,421
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$1,680	$2,512	$4,192	$(10,231)	$5,513	$(4,718)

Weighted-average common shares outstanding—diluted	2,029	2,029	2,029	2,025	2,025	2,025
Diluted earnings/(loss) per share	$0.83	$1.24	$2.07	$(5.05)	$2.72	$(2.33)

Effective tax rate	(30.9)%	45.0%	14.1%	0.1%	(43.3)%	(43.2)%

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,350	$67	$8,417	$17,121	$121	$17,242
Marketing, selling and administrative	1,934	(20)	1,914	3,696	(20)	3,676
Research and development	2,258	(6)	2,252	4,579	(121)	4,458
Amortization of acquired intangible assets	2,257	(2,257)	—	4,513	(4,513)	—
Other (income)/expense, net	(116)	(217)	(333)	(529)	(147)	(676)
Earnings before income taxes	1,859	2,567	4,426	4,629	4,922	9,551
Provision for income taxes	(218)	967	749	285	1,260	1,545
Net earnings attributable to BMS used for diluted EPS calculation	$2,073	$1,600	$3,673	$4,335	$3,662	$7,997

Weighted-average common shares outstanding—diluted	2,102	2,102	2,102	2,107	2,107	2,107
Diluted earnings per share	$0.99	$0.76	$1.75	$2.06	$1.74	$3.80

Effective tax rate	(11.7)%	28.6%	16.9%	6.2%	10.0%	16.2%
(a) Refer to the Specified Items schedule above for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF JUNE 30, 2024 AND DECEMBER 31, 2023
(Unaudited, dollars in millions)

	June 30, 2024	December 31, 2023

Cash and cash equivalents	$6,293	$11,464
Marketable debt securities - current	360	816
Marketable debt securities - non-current	357	364
Cash, cash equivalents and marketable debt securities	$7,010	$12,644
Short-term debt obligations	(3,531)	(3,119)
Long-term debt	(48,858)	(36,653)
Net debt position	$(45,379)	$(27,128)